Exhibit 10.32

CONFIDENTIAL LICENSE AGREEMENT

FOR NINTENDO DS (Western Hemisphere)

THIS LICENSE AGREEMENT (“Agreement”) is entered into between NINTENDO OF AMERICA INC. (“NOA”), at 4820 150th Avenue N.E., Redmond, WA  98052 Attn: General Counsel (Fax:  425-882-3585) and THQ Inc. (“LICENSEE”) at 27001 Agoura Road, Suite 325, Calabasas Hills, CA 91301 Attn:  Brian J. Farrell (Fax: (818) 871-7400).  NOA and LICENSEE agree as follows:

1.                                      RECITALS

1.1                                 NOA markets and sells advanced design, high-quality video game systems, including the Nintendo DS system.

1.2                                 LICENSEE desires a license to use highly proprietary programming specifications, development tools, trademarks and other valuable intellectual property rights of NOA and its parent company, Nintendo Co., Ltd. (collectively “Nintendo”), to develop, have developed (subject to Section 4.2 below), have manufactured, advertise, market and sell video game software for play on the Nintendo DS system.

1.3                                 NOA is willing to grant a license to LICENSEE on the terms and conditions set forth in this Agreement.

2.                                      DEFINITIONS

2.1                                 “Artwork” means the design specifications for the Game Card label and Printed Materials in the format specified by NOA in the Guidelines.

2.2                                 “Bulk Goods” means the Game Cards with Game Card labels affixed.

2.3                                 “Development Tools” means the development kits, programming tools, emulators and other materials that may be used in the development of Games under this Agreement.

2.4                                 “Effective Date” means November 1, 2004.

2.5                                 “Finished Product(s)” means the fully assembled and shrink-wrapped Licensed Products, each including a Game Card, Game Card label and Printed Materials.

2.6                                 “Game Card(s)” means custom card media specifically manufactured under the terms of this Agreement for play on the Nintendo DS system, incorporating semiconductor components in which a Game has been stored.

2.7                                 “Game(s)” means the Nintendo DS version of an interactive video game program, or other applications approved by Nintendo (including source and object/binary code) developed for the Nintendo DS system.

2.8                                 “Guidelines” means the current version or any future revision of the “Nintendo DS Packaging Guidelines”, “Nintendo DS Development Manual” and related guidelines provided by NOA to LICENSEE.

2.9                                 “Independent Contractor” means any individual or entity that is not an employee of LICENSEE, including any independent programmer, consultant, contractor, board member or advisor.

2.10                           “Intellectual Property Rights” means individually, collectively or in any combination, Proprietary Rights owned, licensed or otherwise held by Nintendo that are associated with the development, manufacturing, advertising, marketing or sale of the Licensed Products, including, without limitation, (a) registered and unregistered trademarks and trademark applications used in connection with

Games for the Nintendo DS system including “Nintendo®”, “Nintendo DS™”, “DS™”, and the “Official Nintendo Seal®”, (b) select trade dress associated with the Nintendo DS system and licensed Games for play thereon, (c) Proprietary Rights in the Security Technology incorporated into the Game Cards, (d) rights in the Development Tools for use in developing the Games, (e) patents or design registrations associated with the Game Cards, (f) copyrights in the Guidelines, and (g) other Proprietary Rights of Nintendo in the Confidential Information (as defined in Section 8.1).

2.11                           “Licensed Products” means (a) Finished Products, or (b) Bulk Goods when fully assembled and shrink-wrapped with the Printed Materials.

2.12                          “Marketing Materials” means marketing, advertising or promotional materials developed by or for LICENSEE (or subject to LICENSEE’s approval) to promote the sale of the Licensed Products, including, but not limited to, television, radio and on-line advertising, point-of-sale materials (e.g. posters, counter-cards), package advertising and print media or materials.

2.13                          “NDA” means the non-disclosure agreement providing for the protection of Confidential Information related to the Nintendo DS system previously entered into between NOA and LICENSEE.

2.14                           “Notice” means any notice permitted or required under this Agreement.  All notices shall be sufficiently given when (a) personally served or delivered, (b) transmitted by facsimile, with an original sent concurrently by first class U.S. mail, or (c) deposited, postage prepaid, with a guaranteed air courier service, in each case addressed as stated herein, or addressed to such other person or address either party may designate in a Notice.  Notice shall be deemed effective upon the earlier of actual receipt or two (2) business days after transmittal.

2.15                          “Price Schedule” means the current version or any future revision of NOA’s schedule of purchase prices and minimum order quantities for Finished Products and Bulk Goods.

2.16                          “Printed Materials” means the Game Card label and title sheet, user instruction booklet, poster, warranty card and LICENSEE inserts incorporating the Artwork, together with a precautions booklet as specified by NOA.

2.17                          “Proprietary Rights” means any rights or applications for rights owned, licensed or otherwise held in patents, trademarks, service marks, copyrights, mask works, trade secrets, trade dress, moral rights and publicity rights, together with all inventions, discoveries, ideas, technology, know-how, data, information, processes, formulas, drawings and designs, licenses, computer programs, software source code and object code, and all amendments, modifications, and improvements thereto for which such patent, trademark, service mark, copyright, mask work, trade secrets, trade dress, moral rights or publicity rights may exist or may be sought and obtained in the future.

2.18                          “Reverse Engineer(ing)” means, without limitation, (a) the x-ray, electronic scanning or physical or chemical stripping of semiconductor components, (b) the disassembly, decompilation, decryption or simulation of object code or executable code, or (c) any other technique designed to extract source code or facilitate the duplication of a program or product.

2.19                          “Security Technology” means, without limitation, any security signature, bios, data scrambling, password, hardware security apparatus, watermark, hologram, encryption, Digital Rights management system, copyright management information system or any feature that facilitates or limits compatibility with other hardware, software, or accessories or other peripherals outside of the Territory or on a different video game system.

2.20                          “Term” means three (3) years from the Effective Date.

2.21                          “Territory” means all countries within the Western Hemisphere and their respective territories and possessions.

3.                                      GRANT OF LICENSE; LICENSEE RESTRICTIONS

3.1                                 Limited License Grant.  For the Term and for the Territory, NOA grants to LICENSEE a nonexclusive, nontransferable, limited license to use the Intellectual Property Rights to develop, and have developed (subject to Section 4.2 below), Games for manufacture, advertising, marketing and sale as Licensed Products, subject to the terms and conditions of this Agreement.  Except as permitted under a separate written authorization from Nintendo, LICENSEE shall not use the Intellectual Property Rights for any other purpose.

3.2                                 LICENSEE Acknowledgement.  LICENSEE acknowledges (a) the valuable nature of the Intellectual Property Rights, (b) the right, title, and interest of Nintendo in and to the Intellectual Property Rights, and (c) the right, title and interest of Nintendo in and to the Proprietary Rights associated with all aspects of the Nintendo DS system.  LICENSEE recognizes that the Games, Game Cards and Licensed Products will embody valuable rights of Nintendo and Nintendo’s licensors.  LICENSEE represents and warrants that it will not knowingly undertake any act or thing that in any way impairs or is intended to impair any part of the right, title, interest or goodwill of Nintendo in the Intellectual Property Rights.  LICENSEE’s use of the Intellectual Property Rights shall not create any right, title or interest of LICENSEE therein.  ****

3.3                                 LICENSEE Restrictions and Prohibitions.  LICENSEE is not licensed to, and covenants that, without the express written consent of Nintendo, it will not at any time, directly or indirectly, do or cause to be done any of the following:

(a)                                  grant access to, distribute, transmit or broadcast a Game by electronic means or by any other means known or hereafter devised, including, without limitation, by wireless, cable, fiber optic, telephone lines, microwave, radiowave, computer or other device network, except (a) as a part of wireless Game play on and among Nintendo DS systems, (b) for the purpose of facilitating Game development under the terms of this Agreement, or (c) as otherwise approved in writing by Nintendo. LICENSEE shall use reasonable security measures, customary within the high technology industry, to reduce the risk of unauthorized interception or retransmission of any Game transmission. No right of retransmission shall attach to any authorized transmission of a Game,

(b)                                 modify, install or operate a Game on any server or other device for the purpose of or resulting in the rental, lease, loan or sale of rights of access to the Game,

(c)                                  emulate, interoperate, interface or link a Game for operation or use with any hardware platform, software program, accessory, computer language, computer environment, chip instruction set, consumer electronics device, telephone, cellphone, PDA, or other device, including for purposes of data interchange, password usage or interactive video game play, other than a Nintendo DS system, an application approved by Nintendo, or the Development Tools,

(d)                                 emulate any past, current or future Nintendo brand video game system, or any portion thereof, in software or hardware or any combination thereof,

(e)                                  embed, incorporate, or store a Game in any media or format except the Game Card format utilized by the Nintendo DS system, except as may be necessary as a part of the Game development process under this Agreement,

(f)                                    design, implement or undertake any process, procedure, program or act designed to circumvent the Security Technology,

(g)                                 utilize the Intellectual Property Rights to design or develop any interactive video game program, except as authorized under this Agreement,

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

(h)                                 manufacture or reproduce a Game developed under this Agreement, except through Nintendo, or

(i)                                     Reverse Engineer or assist in the Reverse Engineering of all or any part of the Nintendo DS system, including the hardware or software (whether embedded or otherwise), the Development Tools or the Security Technology.

****

3.4                                 No Free-Riding; No Co-Publishing Arrangements.  To protect Nintendo’s valuable Intellectual Property Rights, to prevent the dilution of Nintendo’s trademarks and to preclude free-riding by third parties on the goodwill associated with Nintendo’s trademarks, the license granted under this Agreement is limited to LICENSEE and may not be delegated or contracted out for the benefit of a third party, or to a division, affiliate, or subsidiary of LICENSEE.  This Agreement, together with all submissions, representations, undertakings and approvals contemplated of LICENSEE by this Agreement, is and shall remain the right and obligation only of LICENSEE.  All Printed Materials and Marketing Materials for a Game shall prominently and accurately identify LICENSEE as NOA’s licensee.  NOA does not permit the designation or identification of any third party co-publisher for a Game on any Licensed Product Game Card case or Game Card label, however, LICENSEE may identify a third party as a co-publisher, licensor, developer or other partner of LICENSEE in those Printed Materials (other than the Game Card label), Marketing Materials or Game credits, as authorized under the Guidelines. For purposes of clarification, LICENSEE’s name, or logo, will appear on the Licensed Product Game Card case and Game Card label as it appears in the preamble of this Agreement.

3.5                                 Development Tools.  Nintendo may lease, loan or sell Development Tools to LICENSEE to assist in the development of Games under this Agreement.  Ownership and use of any Development Tools provided to LICENSEE by Nintendo shall be subject to the terms of this Agreement and any separate license or purchase agreement required by Nintendo.  LICENSEE acknowledges the exclusive interest of Nintendo in and to the Proprietary Rights associated with the Development Tools.  LICENSEE’s use of the Development Tools shall not create any right, title or interest of LICENSEE therein.  LICENSEE shall not, directly or indirectly, (a) use the Development Tools for any purpose except the design and development of Games under this Agreement, (b) reproduce or create derivatives of the Development Tools, except in association with the development of Games under this Agreement, (c) Reverse Engineer the Development Tools, or (d) without NOA’s prior written approval, sell, lease, assign, lend, license, encumber or otherwise transfer the Development Tools.  Any tools developed or derived by LICENSEE as a result of a study of the performance, design or operation of the Development Tools shall be considered derivative works of the Intellectual Property Rights and shall belong to Nintendo, but may be retained and utilized by LICENSEE in connection with this Agreement.  In no event shall LICENSEE (i) seek, claim or file for any patent, copyright or other Proprietary Right with regard to any such derivative work, (ii) make available any such derivative work to any third party, or (iii) use any such derivative work except in connection with the design and development of Games under this Agreement.

4.                                      SUBMISSION OF GAME AND ARTWORK FOR APPROVAL

4.1                                 Development and Sale of the Games.  LICENSEE may develop, or have developed (subject to Section 4.2 below), Games and have manufactured, advertise, market and sell Licensed Products for play on the Nintendo DS system only in accordance with this Agreement.

4.2                                 Third Party Developers.  LICENSEE shall not disclose the Confidential Information (as defined in Section 8 below), the Guidelines or the Intellectual Property Rights to any Independent Contractor, nor permit any Independent Contractor to perform or assist in development work for a Game, unless and until such Independent Contractor has been approved by NOA and has executed a written confidentiality agreement with NOA relating to the Nintendo DS system. ****

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

4.3                                 Delivery of Completed Game.  Upon completion of a Game, LICENSEE shall deliver a prototype of the Game to NOA in a format specified in the Guidelines, together with written user instructions, a complete description of any security holes, backdoors, time bombs, cheats, “easter eggs” or other hidden features or characters in the Game ****, and a complete screen text script.  NOA shall promptly evaluate the Game with regard to its technical compatibility with and error-free operation on the Nintendo DS system.  LICENSEE is responsible for ensuring that the Game and any other content to be included on the Game Card complies with the Advertising Code of Conduct of the Entertainment Software Ratings Board (“ESRB”) and that the Game has been rated EC, E, M or T by the ESRB.  LICENSEE shall provide NOA with a related certificate of rating for the Game from the ESRB.

4.4                                 Approval of Completed Game.  NOA shall, within a reasonable period of time after receipt, approve or disapprove each submitted Game ****.  If a Game is disapproved, NOA shall specify in writing the reasons for such disapproval and state what corrections or improvements are necessary to ****.  After making the necessary corrections or improvements, LICENSEE shall submit a revised Game to NOA for approval.  NOA shall not unreasonably withhold or delay its approval of any Game.  The approval of a Game by NOA shall not relieve LICENSEE of its sole responsibility for the development, quality and operation of the Game or in any way create any warranty for a Game or a Licensed Product by NOA.

4.5                                 Submission of Artwork.  Upon submission of a completed Game to NOA, LICENSEE shall prepare and submit to NOA the Artwork for the proposed Licensed Product.  Within seven (7) business days of receipt, NOA shall approve or disapprove the Artwork ****.  If any Artwork is disapproved, NOA shall specify in writing the reasons for such disapproval and state what corrections or improvements are necessary ****.  After making the necessary corrections or improvements, LICENSEE shall submit revised Artwork to NOA for approval.  NOA shall not unreasonably withhold or delay its approval of any Artwork.  The approval of the Artwork by NOA shall not relieve LICENSEE of its sole responsibility for the development and quality of the Artwork or in any way create any warranty for the Artwork or any Licensed Product by NOA.

4.6                                 Artwork for Bulk Goods.  If LICENSEE submits an order for Bulk Goods, all Artwork shall be submitted to NOA in advance of NOA’s acceptance of the order and no production of Printed Materials shall occur until such Artwork has been approved by NOA under Section 4.5 herein.

5.                                      ORDER PROCESS, PURCHASE PRICE, PAYMENT AND DELIVERY

5.1                                 Submission of Orders by LICENSEE.  LICENSEE may at any time submit written purchase orders to NOA for any approved Licensed Product title.  The purchase order shall specify whether it is for Finished Products or Bulk Goods.  The terms and conditions of this Agreement shall control over any contrary terms of such purchase order or any other written documents submitted by LICENSEE.  All orders are subject to acceptance by NOA in Redmond, WA.

5.2                                 Purchase Price and Minimum Order Quantities.  The purchase price and minimum order quantities for Finished Products and Bulk Goods shall be set forth in NOA’s then current written Price Schedule.  The purchase price includes the cost of manufacturing together with a royalty for the use of the Intellectual Property Rights.  No taxes, duties, import fees or other tariffs related to the development, manufacture, import, marketing or sale of the Licensed Products are included in the purchase price and all such taxes are the responsibility of LICENSEE (except for taxes imposed on NOA’s income).  The Price Schedule is subject to change by NOA at any time, provided, however, that any price increase shall be applicable only to purchase orders submitted, paid for, and accepted by NOA after the effective date of the price increase.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

5.3                                 Payment.  Upon placement of an order with NOA, LICENSEE shall pay the full purchase price to NOA either (a) by placement of an irrevocable letter of credit in favor of NOA and payable at sight, issued by a bank acceptable to NOA and confirmed, if requested by NOA, at LICENSEE’s expense, or (b)  in cash, by wire transfer to NOA’s designated account.  All associated banking charges are the responsibility of the LICENSEE.

5.4                                 Shipment and Delivery.  All Licensed Products shall be delivered to LICENSEE EXW Ex works Japan (as defined by Incoterms 2000), or such other delivery point specified by NOA, with shipment at LICENSEE’s direction and expense.  Orders may be delivered by NOA in partial shipments, each directed to not more than two (2) destinations designated by LICENSEE within the Territory.  Title to the Licensed Products shall vest in accordance with the terms of the applicable letter of credit or, in the absence thereof, at the point of delivery.

6.                                      MANUFACTURE OF THE LICENSED PRODUCT

6.1                                 Manufacturing.  Nintendo shall be the exclusive source for the manufacture of the Game Cards, and shall control all aspects of the manufacturing process, including the selection of the locations and specifications for any manufacturing facilities, determination of materials and processes, appointment of suppliers and subcontractors and management of all work-in-progress.

6.2                                 Manufacture of the Licensed Products.  Upon acceptance by NOA of a purchase order for an approved Licensed Product title and payment as provided for under Section 5.3 herein, NOA will arrange for the manufacture of Finished Product or Bulk Goods, as specified in LICENSEE’s purchase order.

6.3                                 Security Features.  The final release version of the Game, Game Cards and Printed Materials shall include such Security Technology as Nintendo, in its sole discretion and at its sole expense, may deem necessary or appropriate.

6.4                                 Production of Bulk Goods Printed Materials.  For Bulk Goods, LICENSEE shall arrange and pay for the production of the Printed Materials using the Artwork.  Upon receipt of an order of Bulk Goods, LICENSEE shall assemble the Game Cards and Printed Materials into the Licensed Products.  Games may be sold or otherwise distributed by LICENSEE only in fully assembled and shrink-wrapped Licensed Products.

6.5                                 Prior Approval of LICENSEE’s Independent Contractor.  Prior to the placement of a purchase order for Bulk Goods, LICENSEE shall obtain NOA’s approval of any Independent Contractors selected to perform LICENSEE’s production and assembly operations.  LICENSEE shall provide NOA with the names, addresses and all business documentation reasonably requested by NOA for such Independent Contractors.  NOA may, prior to approval and at reasonable intervals thereafter, (a) require submission of additional business or financial information regarding the Independent Contractors, (b) inspect the facilities of the Independent Contractors ****, and (c) be present to supervise any work on the Licensed Products to be done by any Independent Contractors.  If at any time NOA **** deems an Independent Contractor to be unable to meet quality, security or performance standards reasonably established by NOA, NOA may refuse to grant its approval or withdraw its approval upon Notice to LICENSEE.  LICENSEE may not proceed with the production of the Printed Materials or assembly of the Licensed Product by such Independent Contractor until NOA’s concerns have been resolved to its satisfaction or until LICENSEE has selected and received NOA’s approval of another Independent Contractor. NOA may establish preferred or required supply sources for the Game Card case, or select components of the Printed Materials, which sources shall be deemed pre-approved in accordance with this Section 6.5.  LICENSEE shall comply with all **** sourcing requirements established by NOA.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

6.6                                 NOA Inserts for Bulk Goods.  NOA, at its option and at its sole expense, may provide LICENSEE with NOA produced promotional materials (as provided for at Section 7.7(a) herein), that LICENSEE agrees to include in the assembly of the Licensed Products.

6.7                                 Sample Printed Materials and Bulk Goods.  Within a reasonable period of time after LICENSEE’s assembly of the initial order for a Bulk Goods title, LICENSEE shall provide NOA with (a) one (1) sample of the fully assembled, shrink-wrapped Licensed Product, and (b) fifty (50) samples of LICENSEE produced Printed Materials for such Licensed Product.

6.8                                 Retention of Sample Licensed Products by Nintendo.  Nintendo may, at its own expense, manufacture reasonable quantities of the Game Cards or the Licensed Products to be used for archival purposes, legal proceedings against infringers of the Intellectual Property Rights or for other lawful purposes (but not for resale).

6.9                                 Retention of User Instruction Booklet by NOA.  For use in training consumer support personnel, product orientation and other consumer support activities, as well as for archival purposes, NOA may (a) retain (or request that LICENSEE provide to NOA) a reasonable number of copies of the user instruction booklet for each Licensed Product, and (b) make a reasonable number of copies of the user instruction booklet for each Licensed Product.

7.                                      MARKETING AND ADVERTISING

7.1                                 Approval of Marketing Materials.  LICENSEE represents and warrants that the Marketing Materials shall (a) be of high quality and comply with the Guidelines, (b) comply with all ESRB advertising, marketing and merchandising guidelines ****, and (c) comply with all applicable laws and regulations in those jurisdictions in the Territory where they will be used or distributed.  All LICENSEE controlled websites featuring the Games shall adopt a privacy policy that is consistent with the principles and guidelines issued by the ESRB and that complies with the Children’s Online Privacy Protection Act.  Prior to actual use or distribution, LICENSEE shall submit to NOA for review samples of all proposed Marketing Materials.  NOA shall, within ten (10) business days of receipt, approve or disapprove the quality of such samples.  If any of the samples are disapproved, NOA shall specify the reasons for such disapproval **** and state what corrections and/or improvements are necessary ****.  After making the necessary corrections and/or improvements, LICENSEE shall submit revised samples for approval by NOA.  No Marketing Materials shall be used or distributed by LICENSEE without NOA’s prior written approval.  NOA shall not unreasonably withhold or delay its approval of any proposed Marketing Materials.

7.2                                 No Bundling.  To protect Nintendo’s valuable Intellectual Property Rights, to prevent the dilution of Nintendo’s trademarks and to preclude free-riding by non-licensed products on the goodwill associated with Nintendo’s trademarks, LICENSEE shall not market or distribute any Licensed Products that are bundled with (a) any peripheral designed for use with the Nintendo DS system that has not been licensed or approved in writing by NOA, or (b) any other product or service where Nintendo’s sponsorship, association, approval or endorsement might be suggested by the bundling of the products or services, ****.

7.3                                 Warranty and Repair.  LICENSEE shall provide the original consumer with a minimum ninety (90) day limited warranty on all Licensed Products.  LICENSEE shall also provide reasonable product service, including out-of-warranty service, for all Licensed Products; provided that the exact nature of such warranties and services shall be determined by LICENSEE in its discretion.

7.4                                 Business Facilities.  LICENSEE agrees to develop and maintain (a) suitable office facilities within the United States, adequately staffed to enable LICENSEE to fulfill all responsibilities under this Agreement, (b) **** necessary warehouse, distribution, marketing, sales, collection and credit operations to facilitate proper handling of the Licensed Products, and (c) customer service and Game counseling, including telephone service, to adequately support the Licensed Products.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

7.5                                 No Sales Outside the Territory.  LICENSEE represents and warrants that it shall not **** market, sell, offer to sell, import or distribute the Licensed Products outside the Territory, or within the Territory when LICENSEE has actual or constructive knowledge that a subsequent destination of the Licensed Product is outside the Territory.

7.6                                 Defects and Recall.  In the event of a material programming defect in a Licensed Product that would, in NOA’s reasonable judgment, significantly impair the ability of a consumer to play the Game, NOA may, after consultation with LICENSEE, require the LICENSEE to recall the Licensed Product and undertake suitable repairs or replacements.

7.7                                 NOA Promotional Materials, Publications and Events.  At its option, NOA may (a) insert in the Printed Materials for the Licensed Products promotional materials concerning Nintendo Power magazine or other NOA products, services or programs, ****, (b) utilize **** screen shots, Artwork and information regarding the Licensed Products in Nintendo Power, Nintendo Power Source, official Nintendo-sponsored web sites, or other advertising, promotional or marketing media that promotes Nintendo products, services or programs, and (c) exercise public performance rights in the Games and use related trademarks and Artwork in connection with NOA sponsored contests, tours, conventions, trade shows, press briefings and similar events that promote the Nintendo DS system, ****.

7.8                                 Nintendo Gateway System.  To promote and increase demand for games on Nintendo video game systems, NOA licenses a system (the “Nintendo Gateway System”) in various non-coin activated commercial settings such as commercial airlines, cruise ships, rail systems and hotels, where customers play games on specially adapted Nintendo video game systems.  If NOA identifies a Game for possible license on the Nintendo Gateway System, the parties agree to conduct good faith negotiations toward including the Game in the Nintendo Gateway System.

8.                                      CONFIDENTIAL INFORMATION

8.1                                 Definition.  “Confidential Information” means information provided to LICENSEE by Nintendo or any third party working with Nintendo relating to the hardware and software for the Nintendo DS system or the Development Tools, including, but not limited to, (a) all current or future information, know-how, techniques, methods, information, tools, emulator hardware or software, software development specifications and/or trade secrets, (b) any patents or patent applications, (c) any business, marketing or sales data or information, and (d) any other information or data relating to development, design, operation, manufacturing, marketing or sales.  Confidential Information shall include all confidential information disclosed, whether in writing, orally, visually, or in the form of drawings, technical specifications, software, samples, pictures, models, recordings, or other tangible items which contain or manifest, in any form, the above listed information.  Confidential Information shall not include (i) data and information that was in the public domain prior to LICENSEE’s receipt of the same hereunder, or that subsequently becomes part of the public domain by publication or otherwise, except by LICENSEE’s wrongful act or omission, (ii) data and information that LICENSEE can demonstrate, through written records kept in the ordinary course of business, was in its possession without restriction on use or disclosure, prior to its receipt of the same hereunder and was not acquired directly or indirectly from Nintendo under an obligation of confidentiality that is still in force, and (iii) data and information that LICENSEE can show was received by it from a third party who did not acquire the same directly or indirectly from Nintendo and to whom LICENSEE has no obligation of confidentiality.

8.2                                 Disclosures Required by Law.  LICENSEE shall be permitted to disclose Confidential Information if such disclosure is required by an authorized governmental or judicial entity, provided that NOA is given Notice thereof at least **** business days prior to such disclosure, or such lesser period if required.  LICENSEE shall use its best **** efforts to limit the disclosure to the greatest extent possible, consistent with LICENSEE’s legal obligations, and if required by NOA, shall cooperate in the preparation and entry of appropriate protective orders.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

8.3                                 Disclosure and Use.  NOA may provide LICENSEE with highly confidential development information, Guidelines, Development Tools, systems, specifications and related resources and information constituting and incorporating the Confidential Information to assist LICENSEE in the development of Games.  LICENSEE agrees to maintain all Confidential Information as strictly confidential and to use such Confidential Information only in accordance with this Agreement.  LICENSEE shall limit access to the Confidential Information to LICENSEE’s employees having a strict need to know and shall advise such employees of their obligation of confidentiality as provided herein.  LICENSEE shall require each such employee to retain in confidence the Confidential Information pursuant to a written non-disclosure agreement between LICENSEE and such employee.  LICENSEE shall use its best commercial efforts to ensure that its employees working with or otherwise having access to Confidential Information shall not disclose or make any unauthorized use of the Confidential Information.

8.4                                 No Disclosure to Independent Contractors.  LICENSEE shall not disclose the Confidential Information to any Independent Contractor without the prior written consent of NOA.  Any Independent Contractor seeking access to Confidential Information shall be required to enter into a written non-disclosure agreement with NOA prior to receiving any access to or disclosure of the Confidential Information from either LICENSEE or NOA.

8.5                                 Agreement Confidentiality.  LICENSEE agrees that the terms, conditions and contents of this Agreement shall be treated as Confidential Information.  Any public announcement or press release regarding this Agreement or the release dates for Games developed by LICENSEE under this Agreement shall be subject to NOA’s prior written approval, ****.  The parties may disclose this Agreement (a) to accountants, banks, financing sources, lawyers, parent companies and related parties under substantially equivalent confidentiality obligations, (b) in connection with any formal legal proceeding for the enforcement of this Agreement, (c) as required by the regulations of the Securities and Exchange Commission (“SEC”), provided that all Confidential Information regarding NOA shall be redacted from such disclosures to the maximum extent allowed by the SEC, (d) in response to lawful process, subject to a written protective order approved in advance by NOA, **** and (e) to a third party proposing to enter into a business transaction with LICENSEE or with NOA, but only to the extent reasonably necessary for carrying out the proposed transaction and only under terms of mutual confidentiality.

8.6                                 Notification Obligations.  LICENSEE shall promptly notify NOA of the unauthorized use or disclosure of any Confidential Information by LICENSEE or any of its employees, or **** any Independent Contractor or its employees ****, and shall promptly act to recover any such information and prevent further breach of the obligations herein.  The obligations of LICENSEE set forth herein are in addition to and not in lieu of any other legal remedy that may be available to NOA under this Agreement or applicable law.

8.7                                 Continuing Effect of the NDA.  The terms of this Section 8 supplement the terms of the NDA, which shall remain in effect.  In the event of a conflict between the terms of the NDA and this Agreement, the terms of this Agreement shall control.

9.                                      REPRESENTATIONS AND WARRANTIES

9.1                                 LICENSEE’s Representations and Warranties.  LICENSEE represents and warrants that:

(a) it is a duly organized and validly existing corporation and has full authority to enter into this Agreement and to carry out the provisions hereof,

(b) the execution, delivery and performance of this Agreement by LICENSEE does not conflict with any agreement or understanding to which LICENSEE may be bound, and

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

(c) excluding the Intellectual Property Rights, LICENSEE is either (i) the sole owner of all right, title and interest in and to the trademarks, copyrights and other intellectual property rights used on or in association with the development, advertising, marketing and sale of the Licensed Products and the Marketing Materials, or (ii) the holder of such rights to the trademarks, copyrights and other intellectual property rights that have been licensed from a third party as are necessary for the development, advertising, marketing and sale of the Licensed Products and the Marketing Materials under this Agreement.

9.2                                 NOA’s Representations and Warranties.  NOA represents and warrants that:

(a) it is a duly organized and validly existing corporation and has full authority to enter into this Agreement and to carry out the provisions hereof, and

(b) the execution, delivery and performance of this Agreement by NOA does not conflict with any agreement or understanding to which NOA may be bound.

9.3                                 INTELLECTUAL PROPERTY RIGHTS DISCLAIMER BY NOA.  NOA MAKES NO REPRESENTATION OR WARRANTY CONCERNING THE SCOPE OR VALIDITY OF THE INTELLECTUAL PROPERTY RIGHTS.  NOA DOES NOT WARRANT THAT THE DESIGN, DEVELOPMENT, ADVERTISING, MARKETING OR SALE OF THE LICENSED PRODUCTS OR THE USE OF THE INTELLECTUAL PROPERTY RIGHTS BY LICENSEE WILL NOT INFRINGE UPON PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.  ANY WARRANTY THAT MAY BE PROVIDED IN ANY APPLICABLE PROVISION OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER COMPARABLE LAW OR STATUTE IS EXPRESSLY DISCLAIMED.

9.4                                 GENERAL DISCLAIMER BY NOA.  NOA DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE LICENSED PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE SECURITY TECHNOLOGY.  LICENSEE PURCHASES AND ACCEPTS ALL LICENSED PRODUCTS ON AN “AS IS” AND “WHERE IS” BASIS.  NOA DISCLAIMS ALL WARRANTIES UNDER THE APPLICABLE LAWS OF ANY COUNTRY, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A GENERAL OR PARTICULAR PURPOSE.

9.5                                 LIMITATION OF LIABILITY.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER **** (NOR THEIR RESPECTIVE AFFILIATES, LICENSORS OR SUPPLIERS) SHALL BE LIABLE FOR LOSS OF PROFITS, OR FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF THE **** OR ITS CUSTOMERS ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT BY NOA ****, THE MANUFACTURE OF THE LICENSED PRODUCTS OR THE USE OF THE LICENSED PRODUCTS ON ANY NINTENDO VIDEO GAME SYSTEM BY **** OR ANY END USER.

10.                               INDEMNIFICATION

10.1                           LICENSEE’s Indemnification.  LICENSEE shall indemnify and hold harmless NOA and Nintendo Co., Ltd. (and any of their respective affiliates, subsidiaries, licensors, suppliers, officers, directors, employees or agents) from any claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable attorneys’ fees and **** costs and any **** expenses incurred in the settlement or avoidance of any such claim, that result from or are in connection with:

(a) a **** breach of any of the provisions, representations or warranties undertaken by LICENSEE in this Agreement,

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

(b) any infringement of a third party’s Proprietary Rights as a result of LICENSEE’s design, development, advertising, marketing, sale or use of the Licensed Products or the Marketing Materials,

(c) any claims alleging a defect, failure to warn, bodily injury (including death) or other personal or property damage arising out of, or in connection with, LICENSEE’s design, development, advertising, marketing, sale or use of any of the Licensed Products, and

(d) any federal, state or foreign civil or criminal actions relating to LICENSEE’s design, development, advertising, marketing, sale or use of the Licensed Products or the Marketing Materials.

NOA and LICENSEE shall give prompt Notice to the other of any indemnified claim under this Section 10.1.  With respect to any third party claim subject to this indemnity clause, LICENSEE, as indemnitor, shall have the right to select counsel and to control the defense and/or settlement thereof.  NOA may, at its own expense, participate in such action or proceeding with counsel of its own choice.  LICENSEE shall not enter into any settlement of any such claim in which (i) NOA or Nintendo Co., Ltd. has been named as a party, or (ii) claims relating to the Intellectual Property Rights have been asserted, without NOA’s prior written consent, ****.  NOA shall provide reasonable assistance to LICENSEE in its defense of any such claim.

10.2                           LICENSEE’s Insurance.  LICENSEE shall, at its own expense, obtain a commercial general liability insurance policy (including coverage for advertising injury and product liability claims) from an insurance company rated at least B+ by A.M. Best.  Such policy of insurance shall be in an amount of not less than **** on a per occurrence basis (not claims made) **** and shall provide for adequate protection against any suits, claims, loss or damage arising out of or relating to the Licensed Products.  Such policy shall name NOA and Nintendo Co., Ltd. as additional insureds and shall specify that it may not be canceled without thirty (30) days’ prior written Notice to NOA.  A Certificate of Insurance shall be provided to NOA’s Licensing Department not later than the date of the initial order of Licensed Products under this Agreement.  If LICENSEE fails to maintain such insurance at any time during the Term and for a period of two (2) years thereafter, ****, NOA, in its sole discretion may 1) terminate this Agreement in accordance with Section 13.2 herein; or 2) secure comparable insurance for the benefit of NOA and Nintendo Co., Ltd. only, and not for LICENSEE, at LICENSEE’s expense.

10.3                           Suspension of Production.  In the event NOA **** deems itself at risk with respect to any claim, action or proceeding under this Section 10, NOA may, at its sole option, suspend production, delivery or order acceptance for any Licensed Products, in whole or in part, pending resolution of such claim, action or proceeding.

11.                               PROTECTION OF PROPRIETARY RIGHTS

11.1                           Joint Actions Against Infringers.  LICENSEE and NOA may agree to jointly pursue cases of infringement involving the Licensed Products, as such Licensed Products will contain Proprietary Rights owned by each of them.  Unless the parties otherwise agree, or unless the recovery is expressly allocated between them by the court, in the event of such an action, any recovery shall be used first to reimburse LICENSEE and NOA for their respective reasonable attorneys’ fees and costs incurred in bringing such action, pro rata, and any remaining recovery shall be distributed to LICENSEE and NOA, pro rata, based upon the fees and costs incurred in bringing such action.

11.2                           Actions by LICENSEE.  LICENSEE, without the consent of NOA, may bring any action or proceeding relating to an infringement or potential infringement of LICENSEE’s Proprietary Rights in the Licensed Products.  LICENSEE will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

11.3                           Actions by NOA.  NOA, without the consent of LICENSEE, may bring any action or proceeding relating to an infringement or potential infringement of the Intellectual Property Rights.  NOA will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

12.                               ASSIGNMENT

12.1                           Definition.  “Assignment” means every type and form of assignment, transfer, sale, sublicense, delegation, encumbrance, pledge and/or hypothecation of LICENSEE’s rights or obligations under this Agreement, including, but not limited to, (a) a voluntary assignment, transfer, sale, sublicense, delegation, encumbrance, pledge and/or hypothecation by LICENSEE of all or any portion of its rights or obligations under this Agreement, (b) the assignment, transfer, sale, sublicense, delegation, encumbrance, pledge and/or hypothecation of all or any portion of LICENSEE’s rights or obligations under this Agreement to or by LICENSEE’s trustee in bankruptcy, receiver, or other individual or entity appointed to control or direct the business and affairs of LICENSEE, (c) an involuntary assignment, transfer, sale, sublicense, delegation, encumbrance, pledge or hypothecation of all or a portion of LICENSEE’s rights or obligations under this Agreement, including but not limited to a foreclosure by a third party upon assets of LICENSEE, (d) the merger or consolidation of LICENSEE if LICENSEE is a corporation, and (e) any other means or method whereby rights or obligations of LICENSEE under this Agreement are sold, assigned or transferred to another individual or entity for any reason.  Assignment also includes the sale, assignment, transfer or other event affecting a change in the controlling interest of LICENSEE, whether by sale, transfer or assignment of shares in LICENSEE, or by sale, transfer or assignment of partnership interests in LICENSEE, or otherwise.

12.2                           No Assignment by LICENSEE.  This Agreement and the subject matter hereof are  personal to LICENSEE.  No Assignment of LICENSEE’s rights or obligations hereunder shall be valid or effective without NOA’s prior written consent, ****.  In the event of an attempted Assignment in violation of this provision, NOA shall have the right at any time, at its sole option, to immediately terminate this Agreement.  Upon such termination, NOA shall have no further obligation under this Agreement to LICENSEE or to LICENSEE’s intended or purported assignee.

12.3                           Proposed Assignment.  Prior to any proposed Assignment of this Agreement, LICENSEE shall give NOA not less than thirty (30) days prior written Notice thereof, which Notice shall disclose the name of the proposed assignee, the proposed effective date of the Assignment and the nature and extent of the rights and obligations that LICENSEE proposes to assign.  Unless written consent is given by NOA to a proposed Assignment ****, any attempted or purported Assignment shall be deemed disapproved and NOA shall have the unqualified right, in its sole discretion, to terminate this Agreement at any time.  Upon termination, NOA shall have no further obligation under this Agreement to LICENSEE or to LICENSEE’s intended or purported assignee.

12.4                           LICENSEE’s Obligation of Non-Disclosure.  LICENSEE shall not (a) disclose Nintendo’s Confidential Information to any proposed assignee of LICENSEE, or (b) permit access to Nintendo’s Confidential Information by any proposed assignee or other third party, without the prior written consent of NOA to such disclosure.

13.                               TERM AND TERMINATION

13.1                           Term.  This Agreement shall commence on the Effective Date and shall continue for the Term, unless earlier terminated as provided for herein, or extended by a written amendment to this Agreement.

13.2                           Default or Breach.  In the event that either party is in default or commits a breach of this Agreement, that is not cured within thirty (30) days after Notice thereof, then this Agreement shall, except as otherwise provided, automatically terminate on the date specified in such Notice.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

13.3                           Bankruptcy.  At NOA’s option, this Agreement may be terminated immediately and without Notice in the event that LICENSEE (a) makes an assignment for the benefit of creditors, (b) becomes insolvent, (c) files a voluntary petition for bankruptcy, (d) acquiesces to any involuntary bankruptcy petition, (e) is adjudicated as a bankrupt, or (f) ceases to do business.

13.4                           Termination Other Than by Breach.  Upon (a) the expiration of this Agreement, (b) its termination other than by LICENSEE’s breach, or (c) termination of this Agreement by NOA after one hundred twenty days (120) Notice to LICENSEE in the event that LICENSEE has developed, marketed, or sold a product that infringes any intellectual property rights of NOA or its parent company, Nintendo Co., Ltd., anywhere in the world (provided that if the parties are able to resolve such alleged infringement within such 120 day period, such termination shall not take effect), LICENSEE shall have a period of one hundred eighty (180) days to sell any unsold Licensed Products in inventory or in process.  All Licensed Products in LICENSEE’s control following the expiration of such sell-off period shall be destroyed by LICENSEE within ten (10) days and proof of such destruction (certified by an officer of LICENSEE) shall be provided to NOA.

13.5                           Termination by LICENSEE’s Breach.  If this Agreement is terminated by NOA as a result of a breach of its terms and conditions by LICENSEE, LICENSEE shall immediately cease all distribution, advertising, marketing or sale of any Licensed Products.  All Licensed Products in LICENSEE’s control as of the date of such termination shall be destroyed by LICENSEE within ten (10) days and proof of such destruction (certified by an officer of LICENSEE) shall be provided to NOA.

13.6                           Breach of NDA or Other NOA License Agreements.  At NOA’s option, any material breach by LICENSEE of (a) the NDA, or (b) any other license agreement between NOA and LICENSEE relating to the development of games for any Nintendo video game system that is not cured within the time period for cure allowed under the applicable agreement, shall be considered a material breach of this Agreement entitling NOA to terminate this Agreement in accordance with Section 13.5 herein.

13.7                           No Further Use of the Intellectual Property Rights.  Upon expiration and/or termination of this Agreement, LICENSEE shall cease all use of the Intellectual Property Rights for any purpose, except as may be required in connection with the sale of Licensed Products authorized under Section 13.4 herein.  LICENSEE shall, within thirty (30) days thereafter, return or destroy all Guidelines, writings, drawings, models, data, tools and other materials and things in LICENSEE’s possession or in the possession of any past or present employee, agent or contractor receiving the information through LICENSEE, that constitute or relate to or disclose any Confidential Information, without making copies or otherwise retaining any such information.  Proof of any destruction shall be certified by an officer of LICENSEE and promptly provided to NOA.

13.8                           Termination by NOA’s Breach.  If this Agreement is terminated by LICENSEE as a result of a breach of its terms or conditions by NOA, LICENSEE may, at its sole option, continue to sell the Licensed Products in the Territory until the expiration of the Term, at which time the provisions of Section 13.4 shall apply.

14.                               GENERAL PROVISIONS

14.1                           Export Control.  LICENSEE agrees to comply with the export laws and regulations of the United States and any other country with jurisdiction over the Licensed Products, Confidential Information, Intellectual Property Rights, or Development Tools of either party.

14.2                           Force Majeure.  Neither party shall be liable for any breach of this Agreement occasioned by any cause beyond the reasonable control of such party, including governmental action, war, riot or civil commotion, fire, natural disaster, labor disputes, restraints affecting shipping or credit, delay of carriers, inadequate supply of suitable materials or any other cause that could not with reasonable diligence be controlled or prevented by the parties.  In the event of material shortages, including shortages of materials  or  production  facilities  necessary  for production  of the Licensed Products, NOA reserves the right to allocate such resources among itself and its licensees, ****.

14.3                           Records and Audit.  During the Term and for a period of two (2) years thereafter, LICENSEE agrees to keep accurate, complete and detailed records related to the development and sale of the Licensed Products and the Marketing Materials.  Upon ****, NOA may, at its expense, audit LICENSEE’s records, reports and other information solely related to LICENSEE’s compliance with this Agreement.

14.4                           Waiver, Severability, Integration, and Amendment.  The failure of a party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such party to thereafter enforce such provision.  In the event that any term, clause or provision of this Agreement shall be construed to be or adjudged invalid, void or unenforceable, such term, clause or provision shall be construed as severed from this Agreement, and the remaining terms, clauses and provisions shall remain in effect.  Together with the NDA, this Agreement constitutes the entire agreement between the parties relating to the subject matter hereof.  All prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement and the NDA.  Any amendment to this Agreement shall be in writing, signed by both parties.

14.5                           Survival.  In addition to those rights specified elsewhere in this Agreement that may reasonably be interpreted or construed as surviving, the rights and obligations set forth in Sections 3, 8, 9, 10, 13 and 14 shall survive any expiration or termination of this Agreement to the degree necessary to permit their complete fulfilment or discharge.

14.6                           Governing Law and Venue.  This Agreement shall be governed by the laws of the State of Washington, without regard to its conflict of laws principles.  Any legal action (including judicial and administrative proceedings) with respect to any matter arising under or growing out of this Agreement, shall be brought in a court of competent jurisdiction in King County, Washington.  Each party hereby consents to the jurisdiction and venue of such courts for such purposes.

14.7                           Equitable Relief.  LICENSEE acknowledges that in the event of its breach of this Agreement, no adequate remedy at law may be available to NOA and that NOA shall be entitled to seek injunctive or other equitable relief in addition to any relief available at law.

14.8                           Attorneys’ Fees.  In the event it is necessary for either party to this Agreement to undertake legal action to enforce or defend any action arising out of or relating to this Agreement, the prevailing party in such action shall be entitled to recover from the other party all reasonable attorneys’ fees, costs and expenses relating to such legal action or any appeal therefrom.

14.9                           Counterparts and Signature by Facsimile.  This Agreement may be signed in counterparts, that shall together constitute a complete Agreement.  A signature transmitted by facsimile shall be considered an original for purposes of this Agreement.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the dates set forth below.

NOA:		LICENSEE:
NINTENDO OF AMERICA INC.		THQ INC.

By:		By:
Name:	James R. Cannataro	Name:
Title:	Executive VP, Administration	Title:
Date:		Date: